As filed with the Securities and Exchange Commission on August 10, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-2857552
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27 DRYDOCK AVENUE, BOSTON, MASSACHUSETTS	02210
(Address of Principal Executive Offices)	(Zip Code)

SATCON TECHNOLOGY CORPORATION 401(k) PLAN

(Full Title of the Plan)

David B. Eisenhaure
Chief Executive Officer
SatCon Technology Corporation
27 Drydock Avenue
Boston, Massachusetts  02210
(Name and Address of Agent for Service)
(617) 897-2400
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000 Shares (1)	$1.09	(2)	$1,090,000	(2)	$33.47

(1)             Consists of 1,000,000 shares to be issued (without consideration to SatCon) as company-matching grants under the SatCon Technology Corporation 401(k) Plan.

(2)             Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq Capital Market on August 6, 2007 ($1.09), in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

This Registration Statement is being filed to register an additional 1,000,000 shares of the Common Stock of SatCon Technology Corporation (the “Registrant”) that may be issued as company-matching grants under the SatCon Technology Corporation 401(k) Plan.  Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of (i) the Registrant’s Registration Statement on Form S-8 (No. 333-100753) as previously filed with the Securities and Exchange Commission on October 25, 2002 and (ii) the Registrant’s Registration Statement on Form S-8 (No. 333-125882) as previously filed with the Securities and Exchange Commission on June 17, 2005.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 10th day of August, 2007.

By:/s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David B. Eisenhaure	Chief Executive Officer and	August 10, 2007
David B. Eisenhaure	President
(Principal Executive Officer)

/s/David E. O’Neil	Vice President, Finance and	August 10, 2007
David E. O’Neil	Treasurer
(Principal Financial Officer)

/s/ John W. Peacock	Controller and Chief Accounting	August 10, 2007
John W. Peacock	Officer
(Principal Accounting Officer)

	Director	August 10, 2007
Marshall J. Armstrong

/s/ James L. Kirtley, Jr	Director	August 10, 2007
James L. Kirtley, Jr.

/s/ Joseph E. Levangie	Director	August 10, 2007
Joseph E. Levangie

/s/ Andrew R. Muir	Director	August 10, 2007
Andrew R. Muir

/s/ John M. Carroll	Director (Chairman)	August 10, 2007
John M. Carroll

/s/ Daniel R. Dwight	Director	August 10, 2007
Daniel R. Dwight

EXHIBIT INDEX

No.	Description

5.1	Opinion of Greenberg Traurig LLP, counsel to the Registrant.

23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

23.2	Consent of Vitale, Caturano & Company Ltd.

23.3	Consent of Grant Thornton LLP.